UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 7, 2022

SmileDirectClub, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39037	83-4505317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

414 Union Street Nashville, Tennessee	37219
(Address of Principal Executive Offices)	(Zip Code)

(800) 848-7566
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading symbol	Name on each exchange on which registered
Class A common stock, par value $.0001 per share	SDC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company
☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 7, 2022 (the “Effective Date”), SmileDirectClub, Inc. (the “Company”) and Kyle Wailes determined that Mr. Wailes will step down from his role as Chief Financial Officer of the Company. On December 7, 2021, the Company announced that Mr. Wailes notified the Company of his intended departure in order to pursue a role as CEO at a Nashville healthcare company. Mr. Wailes had served as Chief Financial Officer of the Company since May 2018.

The Company has appointed its Chief Accounting Officer, Troy Crawford, 54, as its interim Chief Financial Officer, effective January 8, 2022. Mr. Crawford has served as the Company’s Chief Accounting Officer since January of 2020. Prior to that, he served as the Senior Vice President and Chief Accounting Officer of GameStop beginning in June 2010, after serving as its Vice President, Controller prior to that time. Mr. Crawford’s compensation consists of an annual base salary of $525,000, with a target bonus opportunity of 50% of his base salary and an annual target equity award opportunity worth 75% of his base salary in restricted stock units.

The Company is continuing its external search for its next Chief Financial Officer and has engaged an executive search firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMILEDIRECTCLUB, INC.

By:	/s/ Susan Greenspon Rammelt

Name:	Susan Greenspon Rammelt
Title:	Chief Legal Officer, EVP Business Affairs, Secretary, and Director

Date: January 7, 2022